EXHIBIT 23.2.1

Miller and Lents, Ltd.

International Oil and Gas Consultants

Twenty-Seventh Floor

1100 Louisiana

Houston, Texas 77002-5216

February 13, 2008

XTO Energy Inc.

810 Houston Street

Fort Worth, Texas 76102

Re:	Securities and Exchange Commission
Form S-3 Registration Statement, No. 333-135136

The firm of Miller and Lents, Ltd. hereby consents to the use of its name and to the reference to its report dated February 13, 2008 regarding the XTO Energy Inc. Proved Reserves, as of December 31, 2007, which are included in the prospectus supplements which form a part of Registration Statement on Form S-3, No. 333-135136, of XTO Energy Inc.

MILLER AND LENTS, LTD.

By:	/s/ James Pearson
James Pearson Chairman